                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                April 20, 2001

                                 VENTAS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                      1-10989               61-1055020
        ---------------              ---------------           ------------
        (State or other             (Commission File           (IRS Employer
        jurisdiction of                 Number)              Identification No.)
        incorporation)

       4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
       ----------------------------------------------------------------
              (Address of principal executive offices)       (Zip Code)

                                (502) 357-9000
                                --------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events.
         ------------

Explanatory Note:

         The events described below were initially reported by the Registrant in a Current Report on Form 8-K filed on April 24, 2001. The Company's financial printer did not file the correct version of the Form 8-K. This Amendment is being filed to amend and restate such report in its entirety.

         On April 23, 2001, Ventas, Inc. ("Ventas" or the "Company") announced that its primary tenant, Vencor, Inc. ("Vencor"), has emerged from Chapter 11 bankruptcy on the terms of its plan of reorganization (the "Plan of Reorganization") approved by order of the United States Bankruptcy Court for the District of Delaware dated March 16, 2001. The Plan of Reorganization was consummated on April 20, 2001 (the "Effective Date") and Vencor concurrently changed its name to Kindred Healthcare, Inc. ("Kindred").

         From May 1, 2001 through April 30, 2002, Kindred will pay annual rent to Ventas of $180.7 million, as delineated in the amended master leases between the companies (the "Amended Master Leases") executed pursuant to Kindred's Plan of Reorganization. Rent will increase 3.5 percent per year beginning on May 1, 2002.

         On the Effective Date, Ventas received 9.99 percent of the issued and outstanding common stock in Kindred, representing rent for subsequent periods under the four Amended Master Leases.

         Ventas also announced that its Board of Directors declared a quarterly dividend of $0.22 per share. The dividend will be payable in cash on May 14, 2001 to stockholders of record as of May 2, 2001.

         The Company also said that it expects its Funds from Operation ("FFO") for 2001 to be between $1.08 per share and $1.12 per share. Adjusting for the impact of the Company's settlement with the United States Department of Justice (the "DOJ"), and income taxes on undistributed income, 2001 FFO is expected to be between $1.19 and $1.23 per share.

         Ventas discussed its policy concerning expected future dividends and assumptions underlying the calculations of the 2001 FFO and first quarter and any future dividends.

         Ventas also announced that on the Effective Date it paid $34 million to the DOJ as part of its previously announced settlement of all Medicare billing disputes, investigations and claims. The Company will pay an additional $69.6 million to the DOJ in equal quarterly installments over a period of five years, at six percent interest. For financial reporting purposes, the Company will record interest expense in 2001 related to the government settlement of approximately $4.5 million, while the 2001 cash interest impact will be approximately $2.8 million.

         Lastly, the Company stated that it would provide an online, real-time webcast and rebroadcast of a conference call to discuss the press release issued on April 23, 2001. The live broadcast was available online Monday, April 23, 2001 at www.StreetEvents.com, beginning at 4:30 p.m. (Eastern Time). The online replay become available at approximately 7:30 p.m. (Eastern Time) and will continue to be available for two weeks.

         Ventas is a real estate investment trust ("REIT") whose properties include 44 hospitals, 216 nursing centers and eight personal care facilities operating in 36 states.

         A copy of the press release issued by the Company on April 23, 2001 is included as an exhibit to this filing and is incorporated herein by reference.

         This Form 8-K/A includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

         Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (which was previously known as Vencor, Inc.) and certain of its affiliates (collectively, "Kindred") to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's net taxable income for the tax year ended December 31, 2000, and the valuation for income tax purposes of the Kindred equity received by the Company on the Effective Date of the Plan of Reorganization and (q) the treatment of the Company's claims in the chapter 11 cases of certain of the Company's tenants, including Integrated Health Services, Inc. and certain of its affiliates. Many of such factors are beyond the control of the Company and its management.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                  (a)  Financial statements of businesses acquired.

                           Not applicable.

                  (b)  Pro forma financial information.

                           Not applicable.

                  (c)  Exhibits:

                        4.1 Registration Rights Agreement, dated as of April 20, 2001, by and Among Vencor, Inc. and the Persons identified on schedule 1 thereto.

                        10.1 Tax Refund Escrow Agreement and First Amendment of
                             the Tax Allocation Agreement, dated as of April 20, 2001, by and between Vencor, Inc., on behalf of itself and each of its subsidiaries, and Ventas, Inc., on behalf of itself and each of Ventas Realty, Limited Partnership and Ventas LP, Realty, L.L.C.

                        10.2 Amended and Restated Master Lease Agreement No. 1,
                             dated as of April 20, 2001, for lease executed by Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. and Vencor Operating, Inc., as Tenant.

                        10.3 Schedule of Agreements Substantially Identical in
                             all Material Respects to the Agreement filed as
                             Exhibit 10.2 to this filing, pursuant to Instruction 2 to Item 601 of Regulation S-K.

                        99.1 Press Release dated April 23, 2001.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VENTAS, INC.
                                       (Registrant)

Date: April 24, 2001



                                       By: /s/ T. Richard Riney
                                           --------------------
                                           Name:  T. Richard Riney
                                           Title: Executive Vice President and
                                              General Counsel

                                 EXHIBIT INDEX

               Exhibit                      Description
               -------                      -----------

               4.1 Registration Rights Agreement, dated as of April 20, 2001, by and Among Vencor, Inc. and the Persons identified on schedule 1 thereto.

               10.1 Tax Refund Escrow Agreement and First Amendment of the Tax Allocation Agreement, dated as of April 20, 2001, by and between Vencor, Inc., on behalf of itself and each of its subsidiaries, and Ventas, Inc., on behalf of itself and each of Ventas Realty, Limited Partnership and Ventas LP, Realty, L.L.C.

               10.2 Amended and Restated Master Lease Agreement No. 1, dated as of April 20, 2001, for lease executed by Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. and Vencor Operating, Inc., as Tenant.

               10.3 Schedule of Agreements Substantially Identical in all Material Respects to the Agreement filed as Exhibit 10.2 to this filing, pursuant to Instruction 2 to Item 601 of Regulation S-K.

               99.1                Press Release dated April 23, 2001.